SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event
reported):
September 10, 2003

OLYMPIC RESOURCES LTD.
(Name of Registrant as Specified In Its
Charter)


Commission File Number: 0 - 30598


OLYMPIC RESOURCES LTD.
525 999 W. Hastings Street
Vancouver, B.C. Canada V6C2W2
(604) 689-1810


Incorporated in the	State of Wyoming

	Employer Identification No. 98-018488



ITEM 5.  OTHER EVENTS.

Merger of Olympic and Whittier Energy
Company

On September 10, 2003, WEC Acquisition,
Inc., a Wyoming corporation wholly owned subsidiary by the Registrant, merged with and into Whittier Energy Company, a Nevada corporation ("Whittier"). In the transaction, each of Whittier's 100,000 outstanding common shares was exchanged for
793.93142 shares of Olympic's common stock and one share of Olympic's convertible preferred stock. Olympic's preferred stock is automatically convertible into 60 shares of common stock upon the availability of 6,000,000 additional authorized and unissued shares of common stock necessary to effect the conversion. As a result of the merger, Whittier's shareholders now own approximately 85% of the outstanding common stock of Olympic, after giving effect to the conversion of the preferred stock. In addition, the officers and directors have changed, as indicated in the Company's press release.

A description of the merger will be
included in a Form 8-K to be filed within the next two weeks by the Registrant, and the consolidated financial statements will be included as an amendment to the Form 8-K.


(c) Exhibits. The following exhibits are filed herewith:

99.1     Press Release dated September
10, 2003.


SIGNATURE

         Pursuant to the requirements of the
Securities and Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

		Olympic Resources Ltd.



Date:  September 10, 2003	/s/ Bryce W.
Rhodes
-------------------------
President and Chief Executive Officer






Exhibit 99.1

FOR IMMEDIATE RELEASE:
	September 10, 2003

Vancouver, Canada

OLYMPIC RESOURCES LTD. ANNOUNCES COMPLETION
OF MERGER WITH WHITTIER ENERGY

Olympic Resources Ltd. ("Olympic") (OTCBB;
OLYR) today announced the completion of the merger of WEC Acquisition, Inc., its wholly owned subsidiary, with and into Whittier
Energy Company, a Nevada corporation
("Whittier").

In the transaction, each of Whittier's
100,000 outstanding common shares was
exchanged for 793.93142 shares of Olympic's common stock and one share of Olympic's convertible preferred stock. Olympic's preferred stock is automatically convertible into 60 shares of common stock upon the availability of 6,000,000 additional authorized and unissued shares of common stock necessary to effect the conversion. As a result of the merger, Whittier's shareholders now own approximately 85% of the outstanding common stock of Olympic, after giving effect to the conversion of the preferred stock.

Kenneth Friedman, Patrick Forseille and Alex
Montano have resigned from Olympic's Board of Directors, and Daryl Pollock and John
Pierce will remain on Olympic's Board. They will serve with James A. Jeffs, David A.
Dahl, Arlo G. Sorensen, Bryce W. Rhodes and
Charles O. ("Chuck") Buckner, who were
appointed to the Board in connection with the transaction.

As a result of the merger, Daryl Pollock has resigned as President and Chief Executive
Officer of Olympic.  In addition, Patrick
Forseille, Bev Funston and Malcolm Bell have resigned from the offices of Chief Financial
Officer, Corporate Secretary and Vice
President of Communications, respectively.
The newly constituted Board has elected new management to Olympic, including Mr. Jeffs, Chairman of the Board; Mr. Rhodes, President and Chief Executive Officer; Daniel
Silverman, Chief Operating Officer; Michael
B. Young, Chief Financial Officer; and
Dallas Parker, Corporate Secretary

It is also anticipated that Olympic soon will change its name to Whittier Energy
Corporation and relocate its corporate
headquarters to Houston, Texas.

Olympic Resources is an independent oil and gas exploration and production company headquartered in Vancouver, Canada, with operations in Texas and Louisiana. Olympic also holds non-operated interests in fields located in the Gulf Coast, Wyoming and California.

Forward-Looking Statements: The information contained in this press release may contain projections, estimates and other forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange
Act of 1934, as amended. Any such
projections or statements reflect the
company's current views with respect to
future events and financial performance.
Although the Company believes that its
expectations are based on reasonable
assumptions, no assurances can be given that these events will occur or that such projections will be achieved, and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the Company's periodic reports filed with the Securities and Exchange Commission.